CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of ParkerVision, Inc. of our report dated March 29, 2018 relating to the financial statements and financial statement schedule, which appears in ParkerVision, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Certified Public Accountants
Jacksonville, Florida
August 30, 2018